EXHIBIT 99.1

Press Contact: Marge Boccuti Manager, Investor Relations 610-832-7702 marge.boccuti@bdnreit.com	Investor Contact: Howard M. Sipzner EVP & CFO 610-832-4907 howard.sipzner@bdnreit.com
Brandywine Realty Trust First Quarter FFO per Share Increases 9.5%
Radnor, PA, April 30, 2008 — Brandywine Realty Trust (NYSE:BDN), a real estate investment trust focused on the ownership, management and development of Class A, suburban and urban office properties in the mid-Atlantic region and other selected markets throughout the United States, announced today its financial and operating results for the three month period ended March 31, 2008. The highlights are as follows:
Financial Highlights
▪	Funds from operations (FFO) totaled $62.4 million or $0.69 per diluted share in the first quarter of 2008, compared to $58.6 million or $0.63 per diluted share in the first quarter of 2007. FFO in the first quarter of 2008 included a $3.4 million gain ($0.04 per diluted share) attributable to the early extinguishment of a portion of an unsecured debt obligation.

▪	Net income allocated to common shares totaled $12.7 million or $0.15 per diluted share in the first quarter of 2008 compared to $17.4 million or $0.19 per diluted share in the first quarter of 2007. Net income in the first quarter of 2008 included an $8.0 million gain ($0.09 per diluted share) on the disposition of discontinued real estate, while net income in the first quarter of 2007 included a $26.0 million gain ($0.29 per diluted share) on the disposition of discontinued real estate.
Portfolio Highlights
▪	At March 31, 2008, our core portfolio was 93.3% occupied and 94.6% leased (reflecting leases commencing after March 31, 2008) versus 93.0% and 94.3%, respectively, at March 31, 2007. We owned 255 properties at March 31, 2008, encompassing 241 properties in our core portfolio aggregating 25.0 million square feet and 14 properties under development or redevelopment aggregating 3.7 million square feet.

▪	During the first quarter, our net operating income (NOI) for our same store portfolio increased 1.9% on a GAAP basis and 5.0% on a cash basis for the 228 same store properties which were 93.5% occupied on both March 31, 2008 and March 31, 2007. Our overall NOI margin on a GAAP basis was 61.3% for the first quarter of 2008 versus 61.5% for the first quarter of 2007.

▪	For the first quarter of 2008, our core portfolio retention rate was 82.4%, though we had negative net absorption of 113,671 square feet. We achieved a 1.4% increase on our renewal rental rates and a 7.3% increase on our new lease rental rates, both on a GAAP basis.
Investment Highlights
▪	We acquired no properties in the first quarter of 2008.

▪	During the first quarter of 2008, we sold two properties, 1400 Howard Boulevard in Mount Laurel, New Jersey and 7130 Ambassador Drive in Allentown, Pennsylvania, for $22.0 million and $5.8 million, respectively, and realized total gains on the sales of $8.0 million. We also sold a parcel of land in Richmond, Virginia for $376,000 and realized a loss of $24,000 on that sale. Subsequent to quarter end, we sold 100 Brandywine Boulevard, an office building in Newtown, Pennsylvania for $28.0 million.

555 East Lancaster Avenue, Suite 100; Radnor, PA 19087	Phone: (610) 325-5600 • Fax: (610) 325-5622

▪	At March 31, 2008, we were actively proceeding on seven ground-up developments and seven redevelopments with total estimated costs of $725.8 million of which $414.9 million remained to be funded. These amounts include $375.0 million of costs for the combined 30th Street Post Office and garage development in Philadelphia, Pennsylvania of which $313.8 million remained to be funded at March 31, 2008, for the most part in 2009 and 2010. At March 31, 2008, the total leasing rates for our seven ground-up developments and seven redevelopments were 58.3% and 71.3%, respectively.

▪	In the first quarter of 2008, we incurred $6.8 million of revenue maintaining capital expenditures which combined with other adjustments to FFO brings our cash available for distribution (CAD) for the first quarter of 2008 to $0.51 per diluted share compared to $0.34 per diluted share in the first quarter of 2007. Our first quarter 2008 CAD payout ratio ($0.44 dividend / $0.51 CAD) was 86.3%.
Capital Markets Highlights
▪	During the first quarter of 2008, we repurchased $24.5 million of our $345.0 million 3.875% Guaranteed Exchangeable Notes at an average price of 86.3036% which resulted in the $3.4 million gain we reported for the early extinguishment of debt. Subsequent to quarter end, we repurchased an additional $7.0 million of these notes at an average price of 85.9107% which resulted in a $1.0 million gain which we expect to report in the second quarter for the early extinguishment of debt. We funded these repurchases from a combination of proceeds from asset sales, cash flow from operations and borrowings under our unsecured revolving credit facilities.

▪	Subsequent to quarter end, we exercised the accordion feature on our $150.0 million unsecured term loan and funded an additional $33.0 million, bringing its total outstanding balance to $183.0 million. All amounts outstanding under the term loan bear interest at a periodic rate of LIBOR plus 80 basis points. The net proceeds of the term loan increase were used to reduce indebtedness under our unsecured revolving credit facilities.

▪	At March 31, 2008, our net debt to gross assets measured 53.1% compared to 53.6% at December 31, 2007, making it two consecutive quarters in which we have reduced this leverage metric. At March 31, 2008, we had $468.0 million available for use and drawdown under our various credit facilities.

▪	We achieved a 2.7 times interest coverage ratio for the quarter ended March 31, 2008 versus 2.6 for the quarter ended March 31, 2007.
“In the midst of a challenging economic climate, the first quarter of 2008 was one of our best quarters in quite some time,” stated Gerard H. Sweeney, President and CEO of Brandywine Realty Trust. “We achieved very strong tenant retention, executed our renewal and new leases at favorable rents with much lower capital costs and were able to execute a series of individual asset sales. We remain very much on target for our 2008 business plan and continue to benefit from our moderating debt level and adequate capital availability. While we do not yet have any specific results to report on any of our larger asset sales initiatives, all of these transactions continue to generate strong interest at attractive terms and pricing. We remain hopeful that we will be able to move forward on one or more of these initiatives during 2008.”
Distributions
On March 12, 2008, our Board of Trustees declared a quarterly dividend distribution of $0.44 per common share that was paid on April 18, 2008 to shareholders of record as of April 4, 2008. Our Board also declared quarterly dividend distributions of $0.46875 per 7.50% Series C Cumulative Redeemable Preferred Share and $0.460938 per 7.375% Series D Cumulative Redeemable Preferred Share that were paid on April 15, 2008 to holders of record as of March 30, 2008 of the Series C and Series D Preferred Shares, respectively.

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Share Repurchase Program
We are authorized to purchase an additional 539,200 common shares and may make repurchases from time to time in the open market or in privately negotiated transactions, subject to market conditions and compliance with legal requirements. The share repurchase program does not contain any time limitation and does not obligate us to repurchase any shares. We did not purchase any shares in the first quarter of 2008 and may discontinue the program at any time.
2008 Earnings and FFO Guidance
Based on current plans and assumptions and subject to the risks and uncertainties more fully described in Brandywine’s reports filed with the Securities and Exchange Commission, we are maintaining our previously announced guidance for full year 2008 FFO per diluted share to be in a range of $2.46 to $2.56. This guidance is provided for informational purposes and is subject to change. The following is a reconciliation of the calculation of FFO per diluted share and earnings per diluted share allocated to common shareholders:

Guidance for 2008	Range or Value
Earnings per diluted share allocated to common shareholders	$0.05	to	$0.15
Less: gains on the sale of real estate	(0.09)		(0.09)
Plus: real estate depreciation and amortization	2.50		2.50

FFO per diluted share	$2.46	to	$2.56

For guidance purposes, we have not considered any future gains from the sale of real estate not previously disclosed. Our 2008 FFO guidance does not include any income from the sale of undepreciated real estate, in accordance with our current practice.
Forward-Looking Statements
Estimates of future earnings per share and FFO per share and certain other statements in this release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our and our affiliates’ actual results, performance, achievements or transactions to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors relate to, among others: our ability to lease vacant space and to renew or relet space under expiring leases at expected levels; competition with other real estate companies for tenants; the potential loss or bankruptcy of major tenants; interest rate levels; the availability of debt, equity or other financing; competition for real estate acquisitions; risks of acquisitions, dispositions and developments, including the cost of construction delays and cost overruns; unanticipated operating and capital costs; our ability to obtain adequate insurance, including coverage for terrorist acts; dependence upon certain geographic markets; and general and local economic and real estate conditions, including the extent and duration of adverse changes that affect the industries in which our tenants operate. Additional information on factors which could impact us and the forward-looking statements contained herein are included in our filings with the Securities and Exchange Commission, including our Form 10-K and Form 10-K/A for the year ended December 31, 2007. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events except as required by law.
Non-GAAP Supplemental Financial Measure
We compute our financial results in accordance with generally accepted accounting principles (GAAP). Although FFO, NOI and CAD are non-GAAP financial measures, we believe that FFO, NOI and CAD calculations are helpful to shareholders and potential investors and are widely recognized measures of real estate investment trust performance. At the end of this press release, we have provided a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measure.

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Funds from Operations (FFO)
We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (NAREIT), which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than us. NAREIT defines FFO as net income (loss) before minority interest of unit holders (preferred and common) and excluding gains (losses) on sales of property and extraordinary items (computed in accordance with GAAP); plus real estate related depreciation and amortization (excluding amortization of deferred financing costs), and after similar adjustments for unconsolidated joint ventures. Net income, the GAAP measure that we believe to be most directly comparable to FFO, includes depreciation and amortization expenses, gains or losses on property sales, extraordinary items and minority interest. To facilitate a clear understanding of our historical operating results, FFO should be examined in conjunction with net income (determined in accordance with GAAP) as presented in the financial statements included elsewhere in this release. FFO does not represent cash flow from operating activities (determined in accordance with GAAP) and should not be considered to be an alternative to net income (loss) (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions to shareholders.
Net Operating Income (NOI)
NOI is a non-GAAP financial measure equal to net income available to common shareholders, the most directly comparable GAAP financial measure, plus corporate general and administrative expense, depreciation and amortization, interest expense, minority interest in the Operating Partnership and losses from early extinguishment of debt, less interest income, development and management income, gains from property dispositions, gains on sale from discontinued operations, gains on early extinguishment of debt, income from discontinued operations, income from unconsolidated joint ventures and minority interest in property partnerships. In some cases, we also present NOI on a cash basis, which is NOI after eliminating the effect of straight-lining of rent and deferred market intangible amortization. NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently. NOI should not be considered an alternative to net income as an indication of our performance, or as an alternative to cash flow from operating activities as a measure of our liquidity or ability to make cash distributions to shareholders.
Cash Available for Distribution (CAD)
CAD is a non-GAAP financial measure that is not intended as an alternative to cash flow from operating activities as determined under GAAP. CAD is presented solely as a supplemental disclosure with respect to liquidity because we believe it provides useful information regarding our ability to fund our distributions. Because other companies do not necessarily calculate CAD the same way as we do, our presentation of CAD may not be comparable to similarly titled measures provided by other companies.
Revenue Maintaining Capital Expenditures
Revenue maintaining capital expenditures, a non-GAAP financial measure, are a component of the Company’s CAD calculation and represent the portion of capital expenditures required to maintain the Company’s current level of funds available for distribution. Revenue maintaining capital expenditures include current tenant improvement and allowance expenditures for all tenant spaces that have been owned for at least one year, and that were not vacant during the twelve-month period prior to the date that the tenant improvement or allowance expenditure was approved. Revenue maintaining capital expenditures also include other expenditures intended to maintain our current revenue base. Accordingly, the Company excludes capital expenditures related to development and redevelopment projects, as well as certain projects at our core properties that are intended to attract prospective tenants in order to increase revenues and/or occupancy rates.

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First Quarter Earnings Call and Supplemental Information Package
We will host a conference call on Thursday, May 1, 2008 at 11:00 a.m. EDT. The conference call can be accessed by calling 1-800-683-1525 and referencing conference ID #39992933. Beginning two hours after the conference call, a taped replay of the call can be accessed 24 hours a day through Thursday, May 15, 2008 by calling 1-800-642-1687 and providing access code 39992933. In addition, the conference call can be accessed via a webcast located on our website at www.brandywinerealty.com.
We have prepared a supplemental information package that includes financial results and operational statistics related to the first quarter earnings report. The supplemental information package is available in the “Investor Relations – Financial Reports” section of our website at www.brandywinerealty.com.
Looking Ahead — Second Quarter 2008 Conference Call
We anticipate that we will release our second quarter 2008 earnings on Wednesday, July 30, 2008, after the market close and will host our second quarter 2008 conference call on Thursday, July 31, 2008, at 11:00 a.m. EDT. We expect to issue a press release in advance of these events to confirm the dates and times and provide all related information.
About Brandywine Realty Trust
Brandywine Realty Trust is one of the largest, publicly traded, full-service, integrated real estate companies in the United States. Organized as a real estate investment trust and operating in select markets, Brandywine owns, develops and manages a primarily Class A, suburban and urban office portfolio aggregating approximately 41 million square feet, including 29 million square feet which it currently owns on a consolidated basis. For more information, visit our website at www.brandywinerealty.com.

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BRANDYWINE REALTY TRUST
CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands)

	March 31,	December 31,
	2008	2007
ASSETS
Real estate investments:
Operating properties	$4,815,994	$4,813,563
Accumulated depreciation	(589,115)	(558,908)

	4,226,879	4,254,655
Development land and construction-in-progress	425,949	402,270

	4,652,828	4,656,925

Cash and cash equivalents	3,852	5,600
Accounts receivable, net	14,065	17,057
Accrued rent receivable, net	87,623	83,098
Investment in real estate ventures	72,310	71,598
Deferred costs, net	89,202	87,123
Intangible assets, net	204,627	218,149
Other assets	76,295	74,549

Total assets	$5,200,802	$5,214,099

LIABILITIES AND BENEFICIARIES’ EQUITY
Mortgage notes payable, including premiums	$608,337	$611,898
Unsecured term loan	150,000	150,000
Borrowings under credit facilities	138,447	130,727
Unsecured senior notes, net of discounts	2,183,981	2,208,344
Accounts payable and accrued expenses	112,884	80,732
Distributions payable	42,336	42,368
Tenant security deposits and deferred rents	65,747	65,241
Acquired lease intangibles, net	63,249	67,281
Other liabilities	38,964	30,154

Total liabilities	3,403,945	3,386,745

Minority interest	80,992	84,119

Beneficiaries’ equity:
Preferred shares — Series C	20	20
Preferred shares — Series D	23	23
Common shares	871	870
Additional paid-in capital	2,319,355	2,319,412
Common shares in treasury	(50,268)	(53,449)
Cumulative earnings	494,856	480,215
Accumulated other comprehensive loss	(6,489)	(1,885)
Cumulative distributions	(1,042,503)	(1,001,971)

Total beneficiaries’ equity	1,715,865	1,743,235

Total liabilities and beneficiaries’ equity	$5,200,802	$5,214,099

BRANDYWINE REALTY TRUST
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except share and per share data)

	Three Months Ended March 31,
	2008	2007
Revenue
Rents	$137,472	$137,346
Tenant reimbursements	19,751	20,619
Termination fees	3,257	1,329
Third party management fees, labor reimbursement and leasing	5,679	4,335
Other	832	1,168

Total revenue	166,991	164,797

Operating Expenses
Property operating expenses	45,456	45,040
Real estate taxes	16,903	15,922
Third party management expenses	2,246	2,495
Depreciation and amortization	55,871	61,906
General & administrative expenses	5,004	7,269

Total operating expenses	125,480	132,632

Operating income	41,511	32,165

Other income (expense)
Interest income	209	787
Interest expense	(37,450)	(40,358)
Deferred financing costs	(1,508)	(1,258)
Equity in income of real estate ventures	1,115	754
Net loss on disposition of undepreciated real estate	(24)	—
Gain on early distinguishment of debt	3,356	—

Income (loss) before minority interest and discontinued operations	7,209	(7,910)
Minority interest — partners’ share of consolidated real estate ventures	(40)	(116)
Minority interest attributable to continuing operations — LP units	(217)	428

Income (loss) from continuing operations	6,952	(7,598)

Discontinued operations:
Income from discontinued operations	53	2,164
Net gain on disposition of discontinued operations	7,981	26,009
Minority interest attributable to discontinued operations — LP units	(338)	(1,203)

	7,696	26,970

Net income	14,648	19,372

Income allocated to Preferred Shares	(1,998)	(1,998)

Income allocated to Common Shares	$12,650	$17,374

PER SHARE DATA
Basic income per Common Share	$0.15	$0.20

Basic weighted-average shares outstanding	87,073,721	88,287,426

Diluted income per Common Share	$0.15	$0.19

Diluted weighted-average shares outstanding	87,088,131	89,236,342

BRANDYWINE REALTY TRUST
FUNDS FROM OPERATIONS AND CASH AVAILABLE FOR DISTRIBUTION
(unaudited, in thousands, except share and per share data)

	Three Months Ended March 31,
	2008	2007
Reconciliation of Net Income to Funds from Operations (FFO):
Net income allocated to common shares	$12,650	$17,374

Add (deduct):
Minority interest attributable to continuing operations — LP units	217	(428)
Net loss on sale of undepreciated real estate	24	—
Minority interest attributable to discontinued operations — LP units	338	1,203
Net gain on disposition of discontinued operations	(7,981)	(26,009)

Gain (loss) before net gains on sale of interests in real estate and minority interest	5,248	(7,860)

Add:
Depreciation and amortization:
Real property — continuing operations	39,683	45,109
Leasing costs (includes acquired intangibles) — continuing operations	15,575	16,115
Real property — discontinued operations	66	2,759
Leasing costs (includes acquired intangibles) — discontinued operations	3	1,976
Company’s share of unconsolidated real estate ventures	2,067	1,444
Partners’ share of consolidated real estate ventures	(218)	(954)

Funds from operations	$62,424	$58,589

FFO per share — fully diluted	$0.69	$0.63

Weighted-average shares/units outstanding — fully diluted	90,909,415	93,175,950

Distributions per Common Share	$0.44	$0.44

Payout ratio of FFO (Distribution per Common Share divided by FFO per Share)	63.8%	69.8%

CASH AVAILABLE FOR DISTRIBUTION (CAD):
Funds from operations	$62,424	$58,589

Add (deduct):
Rental income from straight-line rent, including discontinued operations	(6,609)	(8,632)
Deferred market rental income, including discontinued operations	(2,278)	(3,613)
Company’s share of unconsolidated real estate ventures straight-line rent and deferred market rent	(505)	(385)
Partners’ share of consolidated real estate ventures straight-line rent and deferred market rent	(39)	(39)
Operating expense from straight-line rent	383	374
Net loss on sale of undepreciated real estate	(24)	—
Deferred compensation costs	1,307	1,213
Fair market value amortization — mortgage notes payable	(1,073)	(1,019)
Revenue maintaining capital expenditures
Building improvements	(240)	(707)
Tenant improvements	(3,825)	(11,236)
Lease commissions	(2,731)	(3,143)

Total revenue maintaining capital expenditures	(6,796)	(15,086)

Cash available for distribution	$46,790	$31,402

CAD per share — fully diluted	$0.51	$0.34

Weighted-average shares/units outstanding — fully diluted	90,909,415	93,175,950

Distributions per Common Share	$0.44	$0.44

Payout ratio of CAD (Distribution per Common Share divided by CAD per Share)	86.3%	129.4%

BRANDYWINE REALTY TRUST
SAME STORE OPERATIONS — QUARTER
(unaudited and in thousands)
Of the 255 properties owned by the Company as of March 31, 2008, a total of 228 properties (“Same Store Properties”) containing an aggregate of 23.2 million net rentable square feet were owned for the entire three month periods ended March 31, 2008 and 2007. Average occupancy for the Same Store Properties was 93.5% during 2008 and 93.1% during 2007. The following table sets forth revenue and expense information for the Same Store Properties:

	Three-months ended March 31,
	2008	2007
Revenue
Rents	$122,336	$122,167
Tenant reimbursements	17,437	18,521
Termination fees	3,257	494
Other	558	736

	143,588	141,918

Operating expenses
Property operating expenses	40,006	41,050
Real estate taxes	14,407	13,335

Net operating income	$89,175	$87,533

Net operating income percentage increase over prior year	1.9%

Net operating income	$89,175	$87,533
Straight line rents	(4,214)	(5,453)
FAS 141 rents	(1,739)	(2,849)

Cash — Net operating income	$83,222	$79,231

Cash — Net operating income percentage increase over prior year	5.0%

The following table is a reconciliation of Net Income to Same Store net operating income:

	Three-months ended March 31,
	2008	2007
Net Income	$14,648	$19,372
Add/(deduct):
Interest income	(209)	(787)
Interest expense	37,450	40,358
Deferred financing costs	1,508	1,258
Equity in income of real estate ventures	(1,115)	(754)
Depreciation and amortization	55,871	61,906
Net loss on sale of undepreciated real estate	24	—
Gain on extinguishment of debt	(3,356)	—
General & administrative expenses	5,004	7,269
Minority interest — partners’ share of consolidated real estate ventures	40	116
Minority interest attributable to continuing operations — LP units	217	(428)
Income from discontinued operations	(7,696)	(26,970)

Consolidated net operating income	102,386	101,340
Less: Net operating income of non same store properties	(10,163)	(5,386)
Less: Eliminations and non-property specific net operating income	(3,048)	(8,421)

Same Store net operating income	$89,175	$87,533